                                                                          Page 1
Chase Manhattan Auto Grantor Trust 1996-B

                         Statement to Certificateholders
                                 August 15 2000

        DISTRIBUTION IN DOLLARS
             ORIGINAL               PRIOR                                                                                 CURRENT
             FACE                   PRINCIPAL                                                      REALIZED DEFERRED     PRINCIPAL
   CLASS     VALUE                  BALANCE           PRINCIPAL         INTEREST       TOTAL        LOSES   INTEREST      BALANCE
A            1,478,422,107.71       106,576,049.42   11,866,190.79    587,056.41    12,453,247.20    0.00     0.00     94,709,858.63
B               45,725,000.00         3,296,210.07      367,000.45     18,568.65       385,569.10    0.00     0.00      2,929,209.62
TOTALS       1,524,147,107.71       109,872,259.49   12,233,191.240   605,625.06    12,838,816.30    0.00     0.00     97,639,068.25

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                    PASS-THROUGH RATES
             PRIOR                                                                 CURRENT                       CURRENT
             PRINCIPAL                                                             PRINCIPAL        CLASS        PASS THRU
 CLASS       FACTOR                 PRINCIPAL      INTEREST       TOTAL            FACTOR                        RATE
A            72.08770003           8.02625362      .39708308      8.42333670       64.06144641         A                  6.610000 %
B            72.08769973           8.02625369      .40609404      8.43234773       64.06144604         B                  6.760000 %
TOTALS       72.08770002           8.02625362      .39735342      8.42360704       64.06144640







IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Kimberly  Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com
                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B

                                 August 15 2000
                         STATEMENT TO CERTIFICATEHOLDERS

                                               Due Period                                                                         47
                                               Due Period Beg Date                                                          07/01/00
                                               Due Period End Date                                                          07/31/00
                                               Determination Date                                                           08/10/00

Section 5.8(iii)  Servicing Fee                                                                                            91,560.22
Section 5.8(iii)  Servicing Fee per $1000                                                                                 0.06007309

Section 5.8(v) Pool Balance at the end of the Collection Period                                                        97,639,068.25

Section 5.8(vi)  Net Losses for Collection Period                                                                          78,953.20

Section 5.8(vii)  Carryover Shortfall for Collection Period

                                        Class A Interest                                                                        0.00
                                        Class B Interest                                                                        0.00
                                        Class A Principal                                                                       0.00
                                        Class B Principal                                                                       0.00
                                        TOTAL                                                                                   0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement                                                          11,431,103.00

Section 5.8(ix)  Specified Reserve Account Balance                                                                     11,431,103.00

Section 5.8(x) Repurchase Amounts for Repurchased Receivables

                                        By Seller                                                                               0.00
                                        By Servicer                                                                       100,262.72
                                        TOTAL                                                                             100,262.72

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                 August 15 2000

Section 5.8(xi)  Advance Summary for Collection Period

                                        Unreimbursed Advances for Previous Period                                       3,977,462.43
                                        Unreimbursed Advances for Period                                                3,949,553.40
                                        Change From Previous Periods                                                      -27,909.03

                                        Reimbursed advance from collections                                               145,111.20
                                        Reimbursed advance from liquidation proceeds                                       15,894.25
                                        Reimbursed advance from reserve account withdrawals                                     0.00















                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION